FIRST INDUSTRIAL, L.P.

                                  $300,000,000

                                Medium-Term Notes

                     Due 9 Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                                October 28, 1997

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Donaldson, Lufkin & Jenrette
Securities Corporation
277 Park Avenue
New York, New York 10172

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
& Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10291-1310

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois 60670

UBS Securities LLC
299 Park Avenue
New York, New York 10171


Ladies and Gentlemen:


     First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with each of you with respect to the issue and sale from time to


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                                      -2-


time by the Operating Partnership of its Medium-Term Notes due from 9 months or more from date of issue (the "Securities") in an aggregate initial offering price of up to $300,000,000 (or the equivalent thereof in one or more foreign or composite currencies), as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Operating Partnership, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below, and agrees with each of you (individually, an "Agent," and collectively, the "Agents," which term shall include any additional agents appointed pursuant to Section 17 hereof) as set forth in this Agreement. The Securities will be issued from time to time under an indenture dated as of May 13, 1997, as amended or supplemented (the "Indenture") between the Operating Partnership and First Trust National Association, as Trustee (the "Trustee"). The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Operating Partnership in accordance with the Indenture.

     On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Operating Partnership of the right to sell Securities directly to investors (other than broker-dealers) on its own behalf, the Operating Partnership hereby
(i) appoints the Agents as the exclusive agents of the Operating Partnership for the purpose of soliciting and receiving offers to purchase Securities from the Operating Partnership by others pursuant to Section 3(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 3(b) hereof.

     First Industrial Realty Trust, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the "Company"), and the Operating Partnership have prepared and filed a registration statement on Form S-3 (No. 333-29879) in respect of the Securities with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company and the Operating Partnership also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Securities. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Securities in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement, any applicable Terms Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     1. Appointment as Agent.

     (a) Appointment. Subject to (i) the terms and conditions stated herein and
(ii) the reservation by the Operating Partnership of the right to sell Securities to any broker or dealer (as principal) other than an Agent or directly on its own behalf, upon such terms and conditions as the Operating Partnership may determine from time to time, the Operating Partnership hereby agrees that Securities will be sold to or through the Agents and will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Securities, except as set forth in the following sentence. Notwithstanding anything to the contrary contained herein, the Operating Partnership may solicit or accept offers to purchase Securities through any broker or dealer (as agent) other than an Agent, provided that (i) such broker or dealer is engaged on the same terms and conditions (including the same commission schedule) as those contained in this Agreement and (ii) the Operating Partnership shall notify the Agents promptly following the acceptance of such offer.

     (b) Sale of Securities. The Operating Partnership shall not sell or approve the solicitation of purchase of Securities in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the aggregate initial offering price of Securities registered pursuant to the Registration Statement unless additional Securities are registered. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Securities sold, or of otherwise monitoring the availability of Securities for sale, under the Registration Statement.

     (c) Purchase of Principal. The Agents shall not have any obligation to purchase Securities from the Operating Partnership as principal, but one or more Agents may agree from time to time to purchase Securities as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Securities by an Agent as principal shall be made in accordance with Section 3(b) hereof.

     (d) Solicitations as Agent. If agreed upon by an Agent and the Operating Partnership, such Agent, acting solely as an agent for the Operating Partnership and not as principal will solicit purchases of the Securities. Such Agent will communicate to the Operating Partnership, orally, each offer to purchase Securities solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Securities, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership may accept or reject any proposed purchase of Securities, in whole or in part. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by it and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

     (e) Reliance. The Operating Partnership and the Agents agree that any Securities purchased by one or more Agents as principal shall be purchased, and any Securities the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representation, warranties, covenants and agreements of the Operating Partnership and the Company contained herein and on the terms and conditions and in the manner provided herein.

     2. Representations. Each of the Company and the Operating Partnership represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Operating Partnership accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Operating Partnership issues and sells Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented (each a "Representation Date"), as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any preliminary prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

     (b) The Company and the Operating Partnership meet the requirements for use of Form S-3, and the Registration Statement has been declared effective by the Commission;

     (c) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA") and will contain all statements required to be stated therein in accordance with the Securities Act and the TIA. The Prospectus, including the financial statements, schedules and related notes included or incorporated by reference in the Prospectus, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at each Representation Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Securities Act and the TIA and will contain all statements required to be stated therein in accordance with the Securities Act and the TIA. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on each Representation Date, no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at each Representation Date, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Securities, the Company and the Operating Partnership will have complied or will comply with the requirements of Rule 111 under the Securities Act relating to the pay-ment of filing fees therefor. The foregoing representations and warranties in this Section 2(b) do not apply to (1) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the TIA (the "Form T-1"), and (2) any statements or omissions made in reliance on and in conformity with information relating to any Agent furnished in writing to the Company or the Operating Partnership by the Agents specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. Neither the Company nor the Operating Partnership has distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act (which were disclosed to the Agents and the Agents' counsel);

     (d) Any preliminary prospectus supplements, filed pursuant to Rule 424 under the Securities Act and each 462(b) Registration Statement, if any, complied or will comply when so filed in all material respects with all applicable provisions of the Securities Act; did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (e) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included in, and incorporated by reference in, the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and as of each Representation Date, or during the period specified in Section 5(d) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 2(e) hereof do not apply to the Form T-1 or to any statements or omissions made in reliance on and in conformity with information relating to any Agent furnished in writing to the Company or the Operating Partnership by the Agents specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto;

     (f) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Uniform Limited Partnership Act. Each of First Industrial Fi-nancing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. ("FII"), First Industrial Harrisburg, L.P. ("FIH"), First Industrial Development Services L.P. ("DSG") and First Industrial Pennsylvania Partnership, L.P. ("FIP") (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FII, FIH, DSG and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. FR Development Services, L.L.C. ("FRDS") has been duly organized and is validly existing as a limited liability corporation in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIM"), First Industrial Pennsylvania Corporation ("FIPC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Harrisburg Corporation ("FIHC"), FI Development Services Corporation ("FIDSG"), FR Development Services, Inc. ("FRD"), FR Acquisitions, Inc. ("FRA") and First Industrial Management Corporation ("FIMC," and together with FISC, FIFC, FIM, FIPC, FIIC, FIHC, FIDSG and FRA are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Corporate Subsidiaries and the Partnership Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSG is a wholly-owned subsidiary of the Company and is the sole general partner of DSG. FRDS is a wholly-owned subsidiary of the Operating Partnership. FRD is a subsidiary controlled by the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). The Company, the Operating Partnership and each of the Subsidiaries has, and at each Representation Date will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Registration Statement or the Prospectus and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at each Representation Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (1) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 453 in service properties owned, directly or indirectly, by the Company as of June 30, 1997, (the "Properties") taken as a whole, (2) the issuance, validity or enforceability of the Securities or the enforceability of the Indenture or (3) the consummation of any of the transactions contemplated by this Agreement, any Terms Agreement and/or the Indenture (each a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule I hereto. The Operating Partnership and each of the Partnership Subsidiaries is, and at each Representation Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on Schedule I hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Agents or their counsel have been delivered to the Agents or their counsel;

     (g) The Securities have been duly authorized by the Company, as general partner of the Operating Partnership, and, when the terms of the Securities have been established by the authorized officers of the Company, as general partner of the Operating Partnership and authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and paid for by the Agents pursuant to this Agreement and any applicable Terms Agreement, such Securities will be valid and legally binding unsecured obligations of the Operating Partnership entitled to the benefit of the Indenture and enforceable against the Operating Partnership in accordance with their respective terms, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; the Indenture has been duly qualified under the TIA and prior to the issuance of the Securities will be duly authorized, executed and delivered by the Operating Partnership and the Company, and assuming due authorization, execution and delivery thereof by the

Trustee, will constitute a valid and legally binding obligation of the Operating Partnership and the Company, enforceable in accordance with its terms subject to
(1) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (2) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; the Securities will conform, and the Indenture does conform, to the statements relating thereto contained in the Prospectus; and the Securities are in the form contemplated by the Indenture;

     (h) As of each Representation Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as general partner and a limited partner and the partnership agreement of each Partnership Subsidiary will have been duly authorized, validly executed and delivered by each partner thereto and (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement will be a valid, legally binding and enforceable in accordance with its terms immediately following the Closing Date subject to (1) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (2) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Corporate Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable; and (except as described in the Prospectus) will be owned directly or indirectly (except in the case of the Company) by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries) and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid, and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership (except in the case of the Operating Partnership), free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries);

     (i) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis through-out the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included or incorporated by reference in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Operating Partnership's ratio of earnings to fixed charges included in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, the Operating Partnership and the Partnership Subsidiaries or any predecessor of the Company and/or the Operating Partnership and the Partnership Subsidiaries are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company, the Operating Partnership and the Partnership Subsidiaries as required by the Securities Act;

     (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to each Representation Date, (1) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement and the Prospectus, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Operating Partnership and the Company or any of the Subsidiaries which would be material to the Operating Partnership, the Company and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (2) except as described in the Prospectus, neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement or any Terms Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be Material, (3) there has not been any Material Adverse Effect, (4) except for regular quarterly distributions on the common stock, par value $0.1 per share, of the Company ("Common Securities") and the dividends on the depositary shares representing the Company's Series A Preferred Stock, par value $.01 per share, Series B Preferred Stock, par value $.01 per share and Series C Preferred Stock, par value $.01 per share (collectively, the "Preferred Securities"), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (5) except for distributions in connection with regular quarterly distributions on units of limited partnership in the Operating Partnership ("Units"), the Operating Partnership has not paid any distributions of any kind on its Units

     (k) Neither the Operating Partnership, the Company nor any of the Subsidiaries is, or as of the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     (l) To the knowledge of the Company or the Operating Partnership, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, investigations or inquiries, pending or, after due inquiry, threatened against or affecting the Operating Partnership, the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect;

     (m) The Operating Partnership, the Company and each of the Subsidiaries (1) has, and at each Representation Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (2) are not, and at each Representation Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Operating Partnership, the Company and each of the Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Operating Partnership, the Company nor any of the Subsidiaries is, nor at each Representation Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be;

     (n) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Securities hereunder except such as have been obtained as of the Commencement Date under the Securities Act, the Exchange Act and the TIA and such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rule or the conflict of interests rule of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Agents of the Securities or such as have been received prior to the date of this Agreement or any applicable Terms Agreement, and except for the filing of this Agreement, any applicable Terms Agreement and the Indenture with the Commission as exhibits to a Form 8-K, which the Operating Partnership and the Company agree to make in a timely manner;

     (o) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement. This Agreement has been, and any applicable Terms Agreement will be, duly and validly authorized, executed and delivered by the Company and the Operating Partnership, constitutes, or will constitute, a valid and binding agreement of the Company and the Operating Partnership and assuming due authorization, execution and delivery by the Agents, is, or will be, enforceable, against the Company and the Operating Partnership in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement, any applicable Terms Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder and thereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Operating Partnership, the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Company or any of the Subsidiaries, any Contract or Other Agreement to which the Operating Partnership, the Company or any of the Subsidiaries is a party or by which the Operating Partnership, the Company or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Operating Partnership, the Company or any of the Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect;

     (p) As of each Representation Date, the Operating Partnership, the Company and each of the Subsidiaries will have good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure the Company's loan facilities of the Operating Partnership, the Company and the Subsidiaries, or would not result in a Material Adverse Effect;

     (q) To the knowledge of the Company and the Operating Partnership: (1) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (2) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (3) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect;

     (r) The Operating Partnership, the Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks;

     (s) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (1) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (2) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (3) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (4) none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (5) no Property is included or, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law;

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCB's, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

     (t) The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so as to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to qualify as a REIT for the foreseeable future;

     (u) There is no document or contract of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, except for the filing of this Agreement, any applicable Terms Agreement and the Indenture with the Commission as exhibits to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto are accurate in all material respects;

     (v) None of the Operating Partnership, the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material;

     (w) The Operating Partnership, the Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company or the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Operating Partnership, the Company and the Subsidiaries, of such trademarks and trade names does not, to the Company's or the Operating Partnership's knowledge, infringe on the rights of any person;

     (x) Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

     (y) The Operating Partnership and each of the Partnership Subsidiaries is properly treated as a partnership for federal income tax purposes and not as a "publicly traded partnership";

     (z) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (aa) The Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company and the Operating Partnership have not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act (which were disclosed to you and your counsel);

     (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (cc) The Securities will have an investment grade rating from one or more nationally recognized statistical rating organization at each applicable Representation Date as specified in Schedule II hereto; (dd) Immediately after any sale of Securities by the Operating Partnership hereunder or under any applicable Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Operating Partnership hereunder or under any Terms Agreement and of any debt securities of the Operating Partnership (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement; and

     (ee) Any certificate or other document signed by any officer or authorized representative of the Operating Partnership, the Company or any Subsidiary, and delivered to the Agents or to counsel for the Agents in connection with the sale of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Agent as to the matters covered thereby.

     3. Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Operating Partnership, to use its reasonable efforts to solicit offers to purchase the Securities from the Operating Partnership upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Operating Partnership shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Securities or any other debt securities with a maturity at the time of original issuance of 9 months or more years except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Operating Partnership reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf to investors (other than broker-dealers).

     The Operating Partnership reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of at least one business day's prior notice from the

Operating Partnership, each Agent will suspend solicitation of offers to purchase Securities from the Operating Partnership until such time as the Operating Partnership has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Operating Partnership shall not be required to deliver any opinions, letters or certificates in accordance with Sections 5(f), 5(p), 5(g) and 5(l); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Operating Partnership has delivered such opinions, letters and certificates as such Agent may reasonably request.

     The Operating Partnership agrees to pay each Agent, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:

Range of Maturities                        Commission percentage
                                           of aggregate principal
                                           amount of Securities sold

From 9 months to less than 1 year          .125
From 1 year to less than 18 months         .150
From 18 months to less than 2 years        .200
From 2 years to less than 3 years          .250
From 3 years to less than 4 years          .350
From 4 years to less than 5 years          .450
From 5 years to less than 6 years          .500
From 6 years to less than 7 years          .550
From 7 years to less than 10 years         .600
From 10 years to less than 15 years        .625
From 15 years to less than 20 years        .700
20 years to and including 30 years         .750
Greater than 30 years                      To be negotiated

     The Agents are authorized to solicit offers to purchase Securities only in the principal amount of $300,000,000 (or, in the case of Securities not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Securities not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Operating Partnership, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Operating Partnership. The Operating Partnership shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

     (b) Purchase as Principal. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Operating Partnership and may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Operating Partnership for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

     (c) Obligations Several. The Operating Partnership acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 3, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.

     (d) Administrative Procedures. The Agents and the Operating Partnership agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Operating Partnership and the Agents.

     (e) Other Securities. The Operating Partnership agrees to notify each Agent of sales by the Operating Partnership of Other Securities.

     4. Commencement Date. The documents required to be delivered pursuant to
Section 7 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Operating Partnership but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Operating Partnership accepts an offer by any Agent to purchase Securities as principal (such time and date being referred to herein as the "Commencement Date").

     5. Covenants of the Company. Each of the Company and the Operating Partnership covenants and agrees with each Agent as follows:

     (a) The Partnerships will prepare, with respect to any Securities to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agents. The Operating Partnership will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Securities and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act within the appropriate time period specified therein.

     (b) The Operating Partnership will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, any applicable Terms Agreement, and in the Registration Statement and the Prospectus. During the term of this Agreement, the Operating Partnership will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus, including any Pricing Supplements, to be filed pursuant to the Securities Act,
(iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the

Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Operating Partnership will make every commercially reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;

     (c) The Operating Partnership will furnish to you without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it and document incorporated by reference, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (d) Prior to the termination of the offering of the Securities pursuant to the terms of this Agreement or at any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, not to file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Registration Statement or the Prospectus or any Term Sheet, if applicable, of which you shall not previously have been advised or to which you or counsel for the Agents shall reasonably object provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in subsection (j) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Term Sheet, or amendment or supplement to the Prospectus which, in the opinion of counsel for the Agents, may be necessary in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

     (e) If, at any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, any event shall occur as a result of which, in the opinion of counsel for the Agents, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Operating Partnership will (i) immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (a) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (b) to cease sales of any Securities such Agent may then own as principal, (ii) forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Agents) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, furnish to Agents pursuant to Sections 5(f), 5(p), 5(g) and 5(r) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of any such amendment or supplement, and (iii) to furnish to each Agent and to such dealers as you shall specify, such number of copies thereof as such Agent or dealers may reasonably request. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 5(f), 5(p), 5(g) and 5(r) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents and their counsel, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Securities hereunder;

     (f) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Operating Partnership relating to the business, operations and affairs of the Operating Partnership, the Registration Statement, the Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Operating Partnership of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Operating Partnership by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (g) The Operating Partnership will use its best efforts, in cooperation with the Agents, to qualify, register or perfect exemptions for the Securities for offer and sale by the several Agents to qualified institutions under the applicable state securities, Blue Sky and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Operating Partnership will not be required to qualify as a foreign limited partnership, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its partnership agreement that the general partner of the Operating Partnership reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders. In each jurisdiction in which the Securities have been so qualified or registered, the Operating Partnership will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Agents may reasonably request for the distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Operating Partnership will not be required to qualify as a foreign limited partnership, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its partnership agreement that the general partner of the Operating Partnership reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders;

     (h) To make generally available to the holders of the Securities and to the Agents as soon as reasonably practicable but not later than sixty days after the close of the period covered thereby (ninety days in the event the close of such period is the close of the Operating Partnership's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the Securities
Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than ninety days after such date) which shall satisfy the provisions of Section 11(a) of the Securities Act, and, if required by Rule 158 of the Securities Act, to file such statement as an exhibit to the next periodic report required to be filed by the Operating Partnership under the Exchange Act covering the period when such earnings statement is released;

     (i) During the term of this Agreement, the Company and the Operating Partnership will furnish to you as soon as available (x) a copy of each regular and periodic report, financial statement or other publicly available information of the Operating Partnership, the Company and any Subsidiary mailed to the holders of the Securities or filed with the Commission or any securities exchange and (y) such other publicly available information concerning the Operating Partnership, the Company and any Subsidiary as you may reasonably request;

     (j) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Securities, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act;

     (k) The Operating Partnership will use its best efforts to do and perform all things required to be done and performed under this Agreement and any applicable Terms Agreement by the Operating Partnership prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities;

     (l) The Operating Partnership will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") unless the Operating Partnership's general partner determines that it is no longer in the best interests of the Operating Partnership to be so qualified;

     (m) To take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc ("Moody's"), Fitch Investors Services, L.P. or any other nationally recognized rating organization to provide their respective credit ratings of the Securities, as specified in Schedule II hereto; and

     (n) The Operating Partnership and the Company will execute a supplemental indenture (a "Supplemental Indenture") designating each series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture.

     (o) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Operating Partnership which are substantially similar to the Securities, without the prior written consent of such Agent.

     (p) That each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents otherwise specify) or (iii) the Operating Partnership sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specified the delivery of an opinion under this Section 5(p) as a condition to the purchase of Securities pursuant to such Terms

Agreement or other agreement, the Operating Partnership shall furnish or cause to be furnished forthwith to such Agent a written opinion of Cahill Gordon & Reindel, McGuire, Woods, Battle & Boothe, L.L.P., and Barack Ferrazzano Kirschbaum Perlman & Nagelberg, or other counsel for the Operating Partnership satisfactory to such Agent and its counsel, dated the date of such amendment or supplement or the date such document is incorporated by reference, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the opinions referred to in
Section 7(f), (g) and (h) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion, or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented, or to the documents incorporated by reference, to date of delivery of such letter).

     (q) That each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Operating Partnership sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 5(g) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Operating Partnership shall cause the independent certified public accountants who have certified the financial statements of the Operating Partnership and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents otherwise specify) or the date such document is incorporated by reference, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in
Section 7(i) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented or to the documents incorporated by reference to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 7(i) hereof which was last furnished to such Agent.

     (r) That each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents otherwise specify) or (iii) the Operating Partnership sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 5(r) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Operating Partnership shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Operating Partnership, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificates referred to in
Section 7(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented or to the documents incorporated by reference to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 7(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented or to the documents incorporated by reference to such date).

     6. Costs and Expenses. The Operating Partnership covenants and agrees with each Agent that the Operating Partnership will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with NASD, (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and
(ix) any advertising and out-of-pocket expenses incurred by the Agents.

     7. Conditions. The obligation of any Agent, as agent of the Operating Partnership, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (1) to the condition that all representations and warranties of the Operating Partnership herein and all statements of officers of the Operating Partnership made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Operating Partnership accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Operating Partnership shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

     (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

          (i) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Act; the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by such rule; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company or the Operating Partnership; no stop order suspending the effectiveness of the Registration Statement or the Prospectus shall be in effect and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company or the Operating Partnership; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

          (ii) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material respects and the Company and the Operating Partnership shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder;

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or the Operating Partnership by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any material change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus, or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented to such Solicitation Time or at the time such offer to purchase was made, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and/or the Indenture; and other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect;

          (v) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of or guaranteed by the Company or the Operating Partnership shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Agent or Agents or of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or of other purchaser makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made.

     (b) you shall have received on and as of the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, a certificate signed by the Chairman of the Board of Directors or President or Chief Executive Officer of the Company and the Chief Financial or Accounting

Officer of the Company, in their capacities as officers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to you to the effect set forth in subsections 7(a)(i)
- (v) of this Section and to the further effect that there has not occurred any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

     (c) you shall have received prior to the first sale of Securities pursuant to this Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, an opinion or opinions (satisfactory to you and counsel for the Agents), dated such date, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, in a form to be agreed upon prior to the first sale of Securities pursuant to this Agreement.

     (d) you shall have received on and as of the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, an opinion (satisfactory to you and counsel for the Agents), dated Commencement Date or Time of Delivery, as the case may be, of McGuire, Woods, Battle & Boothe, L.L.P., special Maryland counsel for the Company, to the effect that:

          (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

          (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture.

          (iii) The issuance of Securities have been duly authorized by the Company on behalf of the Operating Partnership.

          (iv) This Agreement and any applicable Terms Agreement was duly and validly authorized, executed and delivered by the Company, on behalf of itself and the Operating Partnership.

          (v) The execution and delivery of this Agreement, any applicable Terms Agreement and the Indenture, the performance of the obligations and the consummation of the transaction set forth herein and therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (A) the charter or by-laws, as the case may be, of the Company; and (B) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (vi) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

          (vii) The information in the Prospectus under "Description of Common Stock," "Certain Provisions of Maryland Law and The Company's Articles of Incorporation and Bylaws" and "Restrictions on Transfers of Capital Stock" and in Part II of the Registration Statement under Item 15, to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

          (viii) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner.

     (e) you shall have received prior to the first sale of Securities pursuant to this Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, an opinion or opinions (satisfactory to you and counsel for the Agents), dated such date, of Barack Ferazzano Kirschbaum Perlman & Nagelberg, special Illinois counsel for the Company and the Operating Partnership, in a form to be agreed upon prior to the first sale of Securities pursuant to this Agreement.

     (f) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to the Agents a letter, dated the date of its delivery, addressed to the Agents and in form and substance satisfactory to the Agents (and to its counsel), confirming that they are independent public accountants with respect to the Operating

Partnership, the Company and the Subsidiaries as required by the Securities Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement and the Prospectus and containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72;

     (g) You shall have received on and as of the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if call for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, an opinion, dated the Commencement Date or Time of Delivery, as the case may be, of Rogers & Wells, counsel for the Agents, as to the certain matters, in a form satisfactory to the Agents.

     (h) At the Commencement Date and at each Time of Delivery, the Securities shall have the ratings accorded by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) under the Act if and as specified in Schedule I hereto, and the Operating Partnership shall have delivered to J.P. Morgan Securities Inc. a letter, dated as of such date, from each such rating organization, or other evidence satisfactory J.P. Morgan Securities Inc., confirming that the Securities have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's securities or the Operating Partnership's other securities.

     (i) At the Commencement Date and each Time of Delivery, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

     8. Indemnification and Contribution.

     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Company or the Operating Partnership in writing by such Agent through you expressly for use therein; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or to the benefit of the person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus or preliminary prospectus supplement is eliminated or remedied in the Prospectus (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, provided further that the Company and the Operating Partnership shall have complied with their obligations under Section 5 hereof with respect to the Prospectus (as so amended or supplemented).

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and the Company's and the Operating Partnership's officers and directors who sign the Registration Statement and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Agent, but only with reference to information relating to such Agent furnished to the Company and the Operating Partnership in writing by such Agent through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 8, the only written information furnished by the Agents to the Company expressly for use in the Registration Statement and the Prospectus is (a) the names of the Agents on the cover page of the Prospectus specifically relating to the Securities, (b) the information regarding stabilization on the inside front cover page of the Prospectus specifically relating to the Securities, and (c) the information in the chart, and the first sentence and the two paragraphs preceding the last paragraph under the caption "Supplemental Plan of Distribution" in the Prospectus.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents and such control persons of Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party by the Agents that are Indemnified Parties and any such separate firm for the Company, the Operating Partnership, their directors, their officers who sign the Registration Statement and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company or the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agents on the other hand from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and the commissions received by the Agents bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Operating Partnership on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the immediately preceding paragraph that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this subsection (d) is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

     (e) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the Indemnifying Person may otherwise have to the Indemnified Persons referred to above and the representations, warranties and covenants of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Securities.

     9. Termination. (a) Notwithstanding anything herein contained, this Agreement may be terminated in your absolute discretion by notice given to the Operating Partnership, if after the execution and delivery of this Agreement and prior to any applicable Time of Delivery (a) the Company and the Operating Partnership shall have failed, refused or been unable, at or prior to such Time of Delivery, to perform any agreements on its part to be performed hereunder,
(b) any other conditions to the Agents' obligations hereunder are not fulfilled,
(c) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (d) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (e) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (f) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. Further this Agreement may be terminated at any time (i) by the Operating Partnership with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent,
(x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 3(a), Section 3(c), the last clause of the first sentence of Section 5(e) and Sections 5(b), 5(i), 6, 8, 9, 10, 14, and 17 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 3(b), 3(d), 5(a) through 5(g), 5(j) through 5(r) and 7 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 5(e) and Sections 3(b), 3(d), 5(b), 4(b), 5(g), 5(f), 5(i) through 5(r), 7, 8,
10, 11, 14, and 17 (which shall have been incorporated by reference in such Terms Agreement shall survive.

     (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Securities.

     10. Position of the Agents. Each Agent, in soliciting offers to purchase Securities from the Operating Partnership and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Operating Partnership and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Securities from the Operating Partnership was solicited by such Agent and has been accepted by the Operating Partnership, but such Agent shall not have any liability to the Operating Partnership in the event such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Operating Partnership shall (i) hold the relevant Agent harmless against any loss, claim, dam-age or liability arising from or as a result of such default by the Operating Partnership and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     11. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations, warranties and other statements of the Operating Partnership, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Operating Partnership, or any officer or director or any controlling person of the Operating Partnership, and shall survive each delivery of and payment for any of the Securities.

     12. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex. Communications to the Agents will be sent, in the case of the Agents, to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Telecopy: (212) 648-5909) Attention: Medium-Term Note Desk, and, if sent to the Company, to it at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (Telecopy: (312) 922-9851); Attention: Michael J. Havala.

     13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Operating Partnership, and their respective successors and the officers, directors and controlling persons referred to in Section 8 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

     15. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Operating Partnership and each Agent; provided that the Operating Partnership may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amend-ment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

     16. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law or executive order to close.

     17. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     18. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Operating Partnership and each of you in accordance with its terms.

                            Very truly yours,

                            FIRST INDUSTRIAL REALTY TRUST, INC.



                            By:____________________________________
                               Name:
                               Title:


                            FIRST INDUSTRIAL, L.P.

                            By:   First Industrial Realty Trust, Inc.,
                                  as its sole general partner



                                     By:______________________________
                                           Name:
                                           Title:

Accepted in New York, New York, as of the date first above written:

J.P. MORGAN SECURITIES INC.



By:________________________________
Name:
Title:

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION



By:___________________________________
      Name:
      Title:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By:______________________________________
      Name:
      Title:


FIRST CHICAGO CAPITAL MARKETS, INC.



By:______________________________________
      Name:
      Title:


UBS SECURITIES LLC



By:______________________________________
      Name:
      Title:

                                                                      SCHEDULE I


             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES


ENTITY:                                             JURISDICTION

First Industrial, L.P.                              Georgia*
                                                    Illinois*
                                                    Indiana*
                                                    Iowa
                                                    Michigan
                                                    Minnesota*
                                                    Missouri
                                                    New Jersey*
                                                    New York*
                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Wisconsin
First Industrial Realty Trust, Inc.                 Georgia*
                                                    Illinois*
                                                    Indiana*
                                                    Michigan*
                                                    Minnesota*
                                                    New Jersey*
                                                    New York*
                                                    Ohio
First Industrial Securities, L.P.                   Illinois
                                                    Michigan
                                                    Minnesota
                                                    Pennsylvania
First Industrial Securities Corporation             Illinois
                                                    Michigan
First Industrial Pennsylvania Partnership, L.P.     Pennsylvania
First Industrial Pennsylvania Corporation           Pennsylvania
First Industrial Harrisburg, L.P.                   Pennsylvania
First Industrial Harrisburg Corporation             Pennsylvania
First Industrial Financing Partnership, L.P.        Georgia*
                                                    Illinois*

                                                    Iowa
                                                    Michigan*
                                                    Minnesota*
                                                    Missouri
                                                    New Hampshire
                                                    Pennsylvania
                                                    Tennessee
                                                    Texas
                                                    Wisconsin
First Industrial Finance Corporation                Georgia*
                                                    Illinois*
                                                    Michigan*
                                                    Wisconsin
First Industrial Management Corporation             Georgia
                                                    Illinois
                                                    Indiana
                                                    Iowa
                                                    Kansas
                                                    Michigan
                                                    Minnesota
                                                    Missouri
                                                    New Hampshire
                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Texas
                                                    Wisconsin
First Industrial (Atlanta) Management Corporation   Georgia
                                                    Illinois
FR Acquisitions, Inc.                               Georgia
                                                    Illinois
                                                    Indiana
                                                    Michigan
                                                    Minnesota
                                                    Missouri
                                                    Ohio
                                                    Pennsylvania
                                                    Tennessee
                                                    Wisconsin
First Industrial Mortgage Partnership, L.P.         Georgia*

                                                    Illinois*
                                                    Michigan*
                                                    Minnesota*
                                                    Missouri
                                                    Tennessee
First Industrial Mortgage Corporation               Illinois
                                                    Michigan
First Industrial Indianapolis, L.P.                 Indiana
First Industrial Indianapolis Corporation           None
First Industrial Development Services Group, L.P.   None
FI Development Services Corporation                 None

---------------------------------------

*  Denotes jurisdictions on which counsel is opining.